Exhibit 5.1

SCHELL BRAY AYCOCK ABEL & LIVINGSTON PLLC
SUITE 1500 RENAISSANCE PLAZA
230 NORTH ELM STREET
GREENSBORO, NORTH CAROLINA 27401

March 26, 2009

FNB United Corp.
150 South Fayetteville Street
Asheboro, North Carolina 27203

Re:           FNB United Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for FNB United Corp., a North Carolina corporation (the “Corporation”), in connection its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to a warrant dated February 13, 2009 (the “Warrant”) to purchase up to 2,207,143 shares of common stock, par value $2.50 per share, of the Corporation (“Common Stock”) and the shares of Common Stock issuable from time to time upon exercise of the Warrant (the “Warrant Shares,” and together with the Warrant, the “Securities”).  The Corporation initially issued the Warrant to the United States Department of the Treasury pursuant to a Letter Agreement dated February 13, 2009 (the “Agreement”), which includes the Securities Purchase Agreement—Standard Terms incorporated therein, the Annexes to such Standard Terms and the Schedules to such Letter Agreement.  All of the Securities are being registered for resale by or on behalf of certain selling securityholders.  This opinion letter is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 228.601(b)(5), in connection with the Registration Statement.

For purposes of rendering our opinion as to the legality of the Securities, we have examined the Corporation’s articles of incorporation, and all amendments thereto, its Amended and Restated Bylaws, the minutes of its Board of Directors and such of its corporate records as we deemed necessary or appropriate, and the Agreement.  For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so examined, and we have not independently established the facts so relied on.

Based upon the foregoing and subject to the conditions set forth below, we are of the opinion that:

FNB United Corp.
March 26, 2009

(1)           The Warrant has been duly authorized and, assuming receipt by the Corporation of the consideration for the Warrant specified in the Agreement, constitutes the valid and binding obligation of the Corporation.

(2)           The Warrant Shares have been duly authorized and, upon issuance in connection with the exercise of the Warrant in accordance with its terms, including payment to the Corporation of the exercise price for such shares in full, such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of North Carolina, in each case as currently in effect, and we express no opinion with respect to the laws of any other state or jurisdiction (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer or sale of the Securities).  In addition, the opinions expressed herein are conditioned upon the Registration Statement becoming and remaining effective under the Act and the Corporation’s articles of incorporation, as amended, and Amended and Restated Bylaws not being further amended prior to the sale of any of the Securities.  We undertake no obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to any reference to this opinion and to our firm name under the heading “Legal Matters” in the prospectus included in the Registration Statement.  We do not, however, thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ SCHELL BRAY AYCOCK ABEL &
LIVINGSTON PLLC